Ex. 10.21

MEDECISION, INC.

2006 EQUITY INCENTIVE PLAN

SECTION 1. Purpose; Definitions. The purposes of the MEDecision, Inc. 2006 Equity Incentive Plan (the “Plan”) are to enable MEDecision, Inc. (the “Company”) and its affiliated companies to recruit and retain highly qualified personnel, to provide those personnel with an incentive for productivity and to provide those personnel with an opportunity to share in the growth and value of the Company.

For purposes of this Plan, the following terms will have the meanings defined below, unless the context clearly requires a different meaning:

(a)    “Affiliate” means any that directly or indirectly controls, or is controlled by, or is under common control with the Company (or its successors).

(b)    “Award” means a grant of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Awards, or other stock-based awards pursuant to the provisions of the Plan.

(c)    “Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

(d)    “Board” means the Board of Directors of the Company, as constituted from time to time; provided, however, that if the Board appoints a Committee to perform some or all of the Board’s administrative functions hereunder, references in the Plan to the “Board” will be deemed to also refer to that Committee in connection with matters to be performed by that Committee.

(e)    “Cause” means (i) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company or its Affiliates public disgrace or disrepute, or adversely affects the Company’s or its Affiliates’ operations or financial performance, (ii) gross negligence or willful misconduct with respect to the Company or any of its Affiliates, including, without limitation fraud, embezzlement, theft or proven dishonesty in the course of employment; (iii) alcohol abuse or use of controlled drugs other than in accordance with a physician’s prescription; or (iv)  material breach of any agreement with or duty owed to the Company or any of its Affiliates. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

(f)    “Change in Control” means the occurrence of any of the following, in one transaction or a series of related transactions: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becoming a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the Company’s then outstanding securities; (ii) a consolidation, share exchange, reorganization or merger of the Company resulting in the stockholders of the Company immediately prior to such event not owning at least a majority of the voting power of the resulting entity’s securities outstanding immediately following such event; (iii) the sale or other disposition of all or substantially all the assets of the Company, (iv) a liquidation or dissolution of the Company, or (v) any similar event deemed by the Board to constitute a Change in Control for purposes of this Plan.

(g)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(h)    “Committee” means a committee appointed by the Board in accordance with Section 2 of the Plan.

(i)    “Director” means a member of the Board.

(j)    “Disability” means a condition rendering a Participant Disabled.

(k)    “Disabled” will have the same meaning as set forth in Section 22(e)(3) of the Code.

(l)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)    “Fair Market Value” means, as of any date: (i) if the Shares are not then publicly traded, the value of such Shares on that date, as determined by the Board in its discretion; or (ii) if the Shares are publicly traded, the closing price for a Share on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, but are traded in the over-the-counter market, the closing sale price of a Share or, if no sale is publicly reported, the average of the closing bid and asked quotations for a Share, as reported by The Nasdaq Stock Market, Inc. (“Nasdaq”) or any comparable system or, if the Shares are not listed on Nasdaq or a comparable system, the closing sale price of a Share or, if no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc. who make a market in the Shares selected from time to time by the Company for that purpose.

(n)    “Incentive Stock Option” means any Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(o)    “Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission; provided, however, that the Board or the Committee may, to the extent that it deems necessary to comply with Section 162(m) of the Code or regulations thereunder, require that each “Non-Employee Director” also be an “outside director” as that term is defined in regulations under Section 162(m) of the Code.

(p)    “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

(q)    “Option” means any option to purchase Shares (including Restricted Stock, if the Board so specifies in the applicable Award Agreement) granted pursuant to Section 5 hereof.

(r)    “Parent” means, in respect of the Company, a “parent corporation” as defined in Section 424(e) of the Code.

(s)    “Participant” means an employee, consultant, Director or other individual performing bona fide services to the Company or any of its Affiliates to whom an Award is granted.

(t)    “Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

(u)    “Restricted Stock” means Shares that are subject to restrictions pursuant to Section 8 hereof.

(v)    “Restricted Stock Unit” means a right granted under and subject to restrictions pursuant to Section 9 hereof.

(w)    “SAR” means a stock appreciation right granted under the Plan and described in Section 6 hereof.

(x)    “Shares” means shares of the Company’s common stock, par value $0.01, subject to substitution or adjustment as provided in Section 3 hereof.

(y)    “Subsidiary” means, in respect of the Company, a subsidiary company as defined in Sections 424(f) and (g) of the Code.

SECTION 2. Administration. The Plan will be administered by the Board; provided, however, that the Board may at any time appoint a Committee to perform some or all of the Board’s administrative functions hereunder; and provided further, that the authority of any Committee appointed pursuant to this section will be subject to such terms and conditions as the Board may prescribe and will be coextensive with, and not in lieu of, the authority of the Board hereunder.

Subject to the requirements of the Company’s by-laws and certificate of incorporation any other agreement that governs the appointment of Board committees, any Committee established under this section will be composed of not fewer than two members, each of whom will serve for such period of time as the Board determines; provided, however, that if the Company has a class of securities required to be registered under Section 12 of the Exchange Act, all members of any Committee established pursuant to this section will be Non-Employee Directors. From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

The Board will have full authority to grant Awards under this Plan and determine the terms of such Awards. Such authority will include the right to:

(a)    select the persons to whom Awards may from time to time be granted hereunder (consistent with the eligibility conditions set forth herein);

(b)    determine the type of Award to be granted to any person hereunder;

(c)    determine the number of Shares, if any, to be covered by each Award;

(d)    establish the other terms and conditions of each Award issued under the Plan (and any Award Agreement);

(e)    adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable;

(f)    interpret the terms and provisions of the Plan and any Award Agreement issued under the Plan;

(g)    correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it deems necessary to carry out the intent of the Plan; and

(h)    otherwise supervise the administration of the Plan.

All decisions made by the Board pursuant to the provisions of the Plan will be final and binding on all persons, including the Company and Participants. No Director will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

SECTION 3. Shares Subject to the Plan.

(a)    Shares Subject to the Plan. The Shares to be subject to or related to Awards under the Plan will be authorized and unissued Shares of the Company. The maximum number of Shares that may be subject to Awards under the Plan is 3,000,000, plus the number of Shares (i) subject to stock options granted under the Company’s Amended and Restated Stock Option Plan that expire, terminate or are cancelled or forfeited after the effective date of this Plan, or (ii) that are otherwise issuable upon the exercise of stock options granted under the Company’s Amended and Restated Stock Option Plan, but that are instead withheld (after the effective date of this Plan) in satisfaction of the exercise price or tax withholding obligation associated with such options. The Company will reserve for the purposes of the Plan, out of its authorized and unissued Shares, such number of Shares.

(b)    Effect of the Expiration or Termination of Awards. If and to the extent that an Option or SAR expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Option or SAR will again become available for grant under the Plan. Similarly, if and to the extent any Restricted Stock, Restricted Stock Unit or other stock-based Award is canceled or forfeited for any reason, the Shares subject to that Award will again become available for grant under the Plan. In addition, if and to the extent an Award is settled for cash, the Shares subject thereto will again become available for grant under the Plan. Finally, if any Share otherwise issuable upon exercise or settlement of an Award is instead withheld in satisfaction of the exercise price or tax withholding associated with that Award, that Share will again become available for grant under the Plan.

(c)     Other Adjustment. In the event of any recapitalization, reorganization, merger, consolidation, stock split or combination, stock dividend or other similar event or transaction affecting the Shares, equitable substitutions or adjustments will be made by the Board to: (i) the aggregate number, class and/or issuer of the securities reserved for issuance under the Plan; (ii) the number, class and/or issuer of Shares subject to outstanding Awards; and (iii) the exercise price of outstanding Options or SARs.

(d)     Change in Control. Notwithstanding anything to the contrary set forth in the Plan, upon or in anticipation of any Change in Control, the Board may, in its discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control:

(i)    cause any or all outstanding Options or SARs to become vested and/or immediately exercisable, in whole or in part;

(ii)    cause any or all outstanding Restricted Stock, Restricted Stock Units or other stock based Award to become non-forfeitable, in whole or in part;

(iii)    cancel any Option in exchange for a substitute option in a manner consistent with the requirements of Treas. Reg. §1.424-1(a) (notwithstanding the fact that the original Option may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option);

(iv)    cancel any Restricted Stock, Restricted Stock Units, SAR or other stock based Award in exchange for a similar award in respect of the capital stock of any successor corporation or its parent;

(v)    cause any outstanding Option or SAR to become fully vested and immediately exercisable for a reasonable period in advance of the Change in Control and, to the extent not exercised prior to that Change in Control, cancel that Option or SAR upon closing of the Change in Control;

(vi)    cancel any Option or SAR in exchange for cash and/or other substitute consideration with a value equal to (A) the number of Shares subject to that Option or SAR, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that Option or SAR; provided, that if the Fair Market Value per Share on the date of the Change in Control does not exceed the exercise price of any such Option or SAR, the Board may cancel that Option or SAR without any payment of consideration therefor; or

(vii)    redeem any share of Restricted Stock or any Restricted Stock Unit in exchange for cash and/or other substitute consideration with a value equal to the Fair Market Value per Share on the date of the Change in Control.

In the discretion of the Board, any cash or substitute consideration payable upon cancellation or redemption of an Award may be subjected to vesting terms substantially identical to those that applied to the cancelled or redeemed Award prior to the Change in Control.

SECTION 4. Eligibility. Employees, Directors, consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan; provided, however, that only employees of the Company or a Subsidiary are eligible to be granted Incentive Stock Options.

SECTION 5. Options. Options granted under the Plan may be Incentive Stock Options or Non-Qualified Stock Options. Any Option granted under the Plan will be in such form as the Board may at the time of such grant approve. Without limiting the generality of Section 3(a), any or all of the Shares reserved for issuance under Section 3(a) may be issued in respect of Incentive Stock Options.

The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its discretion:

(a)    Option Price. The exercise price per Share purchasable under an Option will be determined by the Board and will not be less than 100% of the Fair Market Value of a Share on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of shares of the Company, its Parent or a Subsidiary will have an exercise price per Share of not less than 110% of Fair Market Value per Share on the date of the grant.

(b)    Option Term. The term of each Option will be fixed by the Board, but no Incentive Stock Option will be exercisable more than 10 years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns more than 10% of the voting power of all classes of shares of the Company, its Parent or a Subsidiary may not have a term of more than five years. No Option may be exercised by any person after expiration of the term of the Option.

(c)    Exercisability. Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Board.

(d)    Method of Exercise. Subject to the terms of the applicable Award Agreement, the exercisability provisions of Section 5(c) and the termination provisions of Section 7, Options may be exercised in whole or in part from time to time by the delivery of written notice of exercise by the Participant to the Company specifying the number of Shares to be purchased. Such notice will be accompanied by payment in full of the purchase price, either by certified or bank check, or such other means as the Board may accept. As determined by the Board in its sole discretion on or after the date of grant, payment in full or in part of the exercise price of an Option may be made in the form of previously acquired Shares based on the Fair

Market Value of the Shares on the date the Option is exercised; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of previously acquired Shares may be authorized only at the time the Option is granted.

No Shares will be issued upon exercise of an Option until full payment therefor has been made. A Participant will not have the right to distributions or dividends or any other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise, has paid in full for such Shares, if requested, has given the representation described in Section 13(a) hereof and fulfills such other conditions as may be set forth in the applicable Award Agreement.

(e)    Incentive Stock Option Limitations. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company, its Parent or any Subsidiary will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted. To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.

(f)    Termination of Service. Unless otherwise specified in the Award Agreement, Options will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment or other service.

(g)    Transferability of Options. Except as may otherwise be specifically determined by the Board with respect to a particular Option: (i) no Option will be transferable by the Participant other than by will or by the laws of descent and distribution, and (ii) during the Participant’s lifetime, an Option will be exercisable only by the Participant (or, in the event of the Participant’s Disability, by his or her personal representative).

SECTION 6. Stock Appreciation Rights.

(a)    Nature of Award. Upon the exercise of a SAR, its holder will be entitled to receive an amount equal to the excess (if any) of: (i) the Fair Market Value of the Shares as to which the SAR is then being exercised, over (ii) the Fair Market Value of those Shares as of the date the SAR was granted (subject to adjustment in accordance with Section 3(c)). Such amount may be paid in either cash and/or Shares, as determined by the Board in its discretion.

(b)    Terms and Conditions. The Award Agreement evidencing any SAR will incorporate the following terms and conditions and will contain such additional terms and conditions as the Board deems appropriate in its discretion:

(i)    Term of SAR. Unless otherwise specified in the Award Agreement, the term of a SAR will be ten years.

(ii)    Exercisability. SARs will vest and become exercisable at such time or times and subject to such terms and conditions as will be determined by the Board at the time of grant.

(iii)    Method of Exercise. Subject to the terms of the applicable Award Agreement, the exercisability provisions of Section 6(b)(ii) and the termination provisions of Section 7, SARs may be exercised in whole or in part from time to time during their term by delivery of written notice to the Company specifying the portion of the SAR to be exercised.

(iv)    Termination of Service. Unless otherwise specified in the Award Agreement, SARs will be subject to the terms of Section 7 with respect to their survival following termination of employment or other service.

(v)    Non-Transferability. Except as may otherwise be specifically determined by the Board with respect to a particular SAR: (A) SARs may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution, and (B) during the Participant’s lifetime, SARs will be exercisable only by the Participant (or, in the event of the Participant’s Disability, by his or her personal representative).

SECTION 7. Termination of Service. Unless otherwise specified with respect to a particular Option or SAR in the applicable Award Agreement, Options or SARs granted hereunder will remain exercisable after termination of service only to the extent specified in this Section 7.

(a)    Termination by Reason of Death. If a Participant’s service with the Company and its Affiliates terminates by reason of death, any Option or SAR held by such Participant may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Board may determine, at or after grant, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period expiring (i) at such time as may be specified by the Board at or after grant, or (ii) if not specified by the Board, then 12 months from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option or SAR.

(b)    Termination by Reason of Disability. If a Participant’s service with the Company and its Affiliates terminates by reason of Disability, any Option or SAR held by such Participant may thereafter be exercised by the Participant or his personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after grant, or (ii) if not specified by the Board, then 12 months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option or SAR.

(c)    Cause. If a Participant’s service with the Company and its Affiliates is terminated for Cause: (i) any Option or SAR not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.

(d)    Other Termination. If a Participant’s service with the Company and its Affiliates terminates for any reason other than death, Disability or Cause, any Option or SAR held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after grant, or (ii) if not specified by the Board, then 90 days from the date of termination of service (irrespective of the manner or timing of the termination and without regard to whether the service has been terminated with reasonable notice of termination), or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option or SAR.

SECTION 8. Restricted Stock.

(a)    Issuance. Restricted Stock may be issued either alone or in conjunction with other Awards. The Board will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards. The purchase price for Restricted Stock may, but need not, be zero.

(b)    Certificates. Any share certificate issued in connection with an Award of Restricted Stock will bear the following legend and/or any other legend required by the applicable Award Agreement or by applicable law:

THE TRANSFERABILITY OF THIS CERTIFICATE AND

THE SHARES REPRESENTED HEREBY ARE SUBJECT

TO THE TERMS AND CONDITIONS OF THE

MEDECISION, INC. 2006 EQUITY INCENTIVE PLAN AND

AN AGREEMENT ENTERED INTO BETWEEN THE

PARTICIPANT AND MEDECISION, INC., (WHICH

TERMS AND CONDITIONS MAY INCLUDE, WITHOUT

LIMITATION, CERTAIN TRANSFER RESTRICTIONS,

REPURCHASE RIGHTS AND FORFEITURE

CONDITIONS). COPIES OF THAT PLAN AND

AGREEMENT ARE ON FILE IN THE PRINCIPAL

OFFICES OF MEDECISION, INC. AND WILL BE MADE

AVAILABLE TO THE HOLDER OF THIS CERTIFICATE

WITHOUT CHARGE UPON REQUEST TO THE

SECRETARY OF THE COMPANY.

Share certificates evidencing Restricted Stock will be held in custody by the Company or in escrow by an escrow agent until the restrictions thereon have lapsed. As a condition to any Award of Restricted Stock, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.

(c)    Restrictions and Conditions. The Restricted Stock awarded pursuant to this Section 8 will be subject to the following restrictions and conditions, and such other restrictions and conditions as may be set forth in the applicable Award Agreement.

(i)    During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Board (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan. The Board may condition the lapse of restrictions on Restricted Stock upon the continued employment or service of the recipient, the attainment of specified individual or corporate performance goals, or such other factors as the Board may determine, in its discretion.

(ii)    Except as provided in this paragraph, Section 8(c)(i), or the applicable Award Agreement, a Participant will have, with respect to his or her Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares, and the right to receive any cash distributions or dividends. The Board, in its sole discretion, may require cash distributions or dividends to be subjected to the same Restriction Period as is applicable to the Restricted Stock with respect to which such amounts are paid, or, if the Board so determines, reinvested in additional Restricted Stock to the extent Shares are available under Section 3(a). Any distributions or dividends paid in the form of securities with respect to Restricted Stock will be subject to the same terms and conditions as the Restricted Stock with respect to which they were paid, including, without limitation, the same Restriction Period.

(iii)    Subject to the provisions of the applicable Award Agreement, if a Participant’s service with the Company and its Affiliates terminates prior to the expiration of the Restriction Period, all of that Participant’s Restricted Stock that remains subject to forfeiture will then be forfeited automatically.

(iv)    If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period (or if and when the restrictions applicable to Restricted Stock are removed pursuant to Section 3(d) or otherwise), the certificates for such Shares will be replaced with new certificates, without the restrictive legend applicable to such lapsed restrictions, and such new certificates will be promptly delivered to the Participant, the Participant’s representative (if the Participant has suffered a Disability), or the Participant’s estate or heir (if the Participant has died).

SECTION 9. Restricted Stock Units. Subject to the other terms of the Plan, the Board may grant Restricted Stock Units to eligible individuals and may impose conditions on such units as it may deem appropriate. Each Restricted Stock Unit will be evidenced by an Award Agreement in a form specified by the Board. Each Restricted Stock Unit will represent the right to receive from the Company, after fulfillment of any applicable conditions, an amount equal to the Fair Market Value (at the time of the payment) of one Share. Such payments may be made in cash and/or Shares. All other terms governing Restricted Stock Units, such as vesting and the time and form of payment, will be set forth in the applicable Award Agreement.

SECTION 10. Performance Awards. The Board may, in its discretion, grant performance awards that become vested or payable on account of the attainment of one or more performance goals established by the Board (in addition to such other conditions, such as the satisfaction of service conditions, as the Board may establish). Performance awards may be paid by the delivery of Shares or cash, or any combination of Shares and cash, as determined in the sole discretion of the Board. A performance goal may be stated in absolute terms or relative to other companies or groups of companies.

SECTION 11. Other Stock-Based Awards. The Board may from time to time grant other stock-based awards in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Other stock-based awards may be denominated in cash, in Shares, in stock-equivalent units, in stock appreciation units, in other securities (including securities convertible to Shares) or in any combination of the foregoing and may be paid in Shares, in other securities, in cash, or in a combination of Shares, other securities and/or cash, all as determined in the discretion of the Board.

SECTION 12. Amendments and Termination. The Board may amend, alter or discontinue the Plan at any time, provided that no amendment, alteration or discontinuation will be made which, without the approval of such amendment within twelve (12) months of its adoption by the Board, by the Company’s stockholders in a manner consistent with Treas. Reg. § 1.422-3 (or any successor provision), would: (i) increase the total number of Shares reserved for the purposes of the Plan (except as otherwise provided in Section 3), or (ii) change the persons or class of persons eligible to receive Awards.

SECTION 13. General Provisions.

(a)    The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate. The certificate evidencing any Award and any securities issued pursuant thereto may include any legend which the Board deems appropriate to reflect any restrictions on transfer and compliance with applicable securities laws.

(b)    Shares shall not be issued hereunder unless, in the judgment of counsel for the Company, the issuance complies with the requirements of any stock exchange or quotation system on which the Shares are then listed or quoted, the Securities Act of 1933, the Exchange Act, all rules and regulations promulgated thereunder and all other Applicable Laws.

(c)    All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Shares are then listed and any applicable securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d)    Neither the adoption of the Plan nor the execution of any document in connection with the Plan will: (i) confer upon any employee of the Company or its Affiliate any right to continued employment or engagement with the Company or such Affiliate, or (ii) interfere in any way with the right of the Company or any Affiliate to terminate the employment of any of its employees at any time.

(e)    No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Board regarding the payment of, taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Board, the minimum required withholding obligation with respect to an Award may be settled in Shares, including the Shares that are subject to that Award.

SECTION 14. Effective Date of Plan. The Plan will become effective on the date that it is adopted by the Board.

SECTION 15. Term of Plan. The Plan will continue in effect until no more Shares are available for issuance hereunder; provided, however, that no Incentive Stock Option will be granted hereunder on or after the 10th anniversary of the date the Plan becomes effective (or, if stockholders approve an amendment that increases the number of shares subject to the Plan or extends the period during which Incentive Stock Options may be granted hereunder, the 10th anniversary of the effective date of such increase or extension).

SECTION 16. Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

SECTION 17. Governing Law. The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the application of the principles of conflicts of laws.

SECTION 18. Board Action. Notwithstanding anything to the contrary set forth in the Plan, any and all actions of the Board or Committee, as the case may be, taken under or in connection with the Plan and any agreements, instruments, documents, certificates or other writings entered into, executed, granted, issued and/or delivered pursuant to the terms hereof, will be subject to and limited by any and all votes, consents, approvals, waivers or other actions of all or certain stockholders of the Company or other persons required by:

(a)    the Company’s Certificate of Incorporation (as the same may be amended and/or restated from time to time);

(b)    the Company’s Bylaws (as the same may be amended and/or restated from time to time); and

(c)    any other agreement, instrument, document or writing now or hereafter existing, between or among the Company and its stockholders or other persons (as the same may be amended from time to time).

SECTION 19. Notices. Any notice to be given to the Company pursuant to the provisions of the Plan shall be given by registered or certified mail, postage prepaid, and addressed, if to the Company, to its principal executive office to the attention of its Chief

Financial Officer (or such other address and/or person as the Company may designate in writing from time to time) and if to a Participant, to the address for that Participant contained in the Company’s personnel records (or such other address as that Participant may designate in writing from time to time). Any such notice shall be deemed given or delivered three days after the date of mailing.